EXHIBIT 10.10

LEASE

This Lease is made and entered into this 23 day of June, 2003, between Merham Partners, LLC (the “Landlord”) and AlphaSmart, Inc. a California Corporation (the ‘Tenant”).

1.1    PREMISES: Landlord leases to Tenant at 6565 South Dayton Street, Englewood, Colorado 80111 (the “Building” or the “building”), suite 1650, consisting of 1,180 rentable square feet (the “Premises” or the “premises”), as marked on Exhibit A to be used for general business offices and shipping and for no other purpose without Landlord’s prior written consent, on the terms and conditions set forth herein.

2.1     TERM: This Lease, shall commence at 12:00 a.m. on the later of August 1, 2003 or the date by which all of the following have occurred: (a) Landlord has substantially completed the Tenant Improvements in accordance with this Lease; (b) Landlord has delivered possession of the Premises to Tenant in the required condition; and (c) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises for the permitted use (the “Commencement Date”) and shall terminate at 11:59 p.m. on the 30th day of September, 2006 said approximate three (3) year period being (the “Term”). Notwithstanding anything to the contrary herein, if the Commencement Date has not occurred for any reason whatsoever on or before August 31, 2003 (which date shall be delayed by one (1) day for each day the Commencement Date is delayed due to actions by Tenant that actually delay Landlord’s completion of the Tenant Improvements beyond August 1, 2003 or due to delays beyond Landlord’s reasonable control) then, in addition to Tenant’s other rights or remedies, Tenant may terminate this Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant, or, at Tenant’s election, the date Tenant is otherwise obliged to commence payment of rent shall be delayed by one day for each day that the Commencement Date is delayed beyond such date. Landlord shall deliver possession of the Premises to Tenant in good, vacant, broom clean condition and in compliance with all laws. Tenant’s acceptance of the Premises shall not be deemed a waiver of Tenant’s right to have defects in the Premises, subject to Section 15.1 hereof, repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable. Tenant shall have the right to enter the Premises for the period commencing not less than fifteen (15) days prior to the Commencement Date for the purpose of installing its data and telecommunications cabling, furniture and equipment therein. Such entry shall be on the terms of this Lease except for the obligation to pay rent.

3.1     RENT: Tenant shall pay to Landlord as base rent (the “Base Rent”) for the Premises the monthly installments listed below, during the Term. Base Rent is established for the entire Premises depicted on Exhibit A, but is not tied to and stated in terms of a square foot calculation.

Lease period, as used herein shall mean the partial month from the date the Term commences to the first day of the first ‘full calendar month and/or the period beginning with the first day of the first full calendar month from the date the Term commences and ending twelve (12) months thereafter and/or the partial month beginning at the end of the last full calendar month of the Term and ending on the last day of the Term.

	Lease Period	Periodic Payment	Sub Total
1.	8/l/03-9/30/03	$ 0.00	$ 0.00
2.	10/1/03-7/31/04	$1,032.50	$10,325.00
3.	8/1/04-7/31/05	$1,081.67	$12,980.00
4.	8/1/05-9/30/06	$1,130.83	$15,831.67

Tenant shall pay Base Rent in the sum of Thirty Nine Thousand One Hundred and Thirty-Six dollars and Sixty-Seven cents ($39,136.67) attributable to the period from August 1, 2003 through September 30, 2006. All Base Rent shall be paid in advance on the first day of each calendar month of the Term hereof. Base Rent for any period during the Term hereof which is for less than one month shall be prorated based upon the actual number of days in the month during which the Lease is in effect. Base Rent shall be payable without notice or demand and without any deduction, offset or abatement in lawful money of the United States of America, to Landlord at 1602 South Parker Road, Suite 200, Denver, CO 80231 or to such other persons or at such other places as Landlord may from time to time designate in writing. The parties acknowledge that the dates set forth in this Section assume a Commencement Date of August 1, 2003, and, if the Commencement Date occurs after August 1, 2003, such dates will be adjusted in a manner that provides that Base Rent shall be abated for two (2) complete calendar months from and after the Commencement Date (subject to the provisions of Section 2.1 hereof).

4.1    ADDITIONAL RENT: The term “Additional Rent” shall mean that, in addition to all other payments to Landlord by Tenant required hereunder, Tenant shall pay to Landlord in each year or portion thereof during the term of this Lease, or any renewal or extension thereof, as Additional Rent, Tenant’s Pro Rata Share, as defined in paragraph 4.2, below, of the amount by which the annual expenses (the “Operating Expenses”), as defined in paragraph 6.1 exceeds the actual operating expenses for 2003 (the “Expense Stop”). If the 2003 actual Taxes or the 2003 actual Operating Costs are not based on a fully leased Building, then such amounts shall be increased to reflect a ninety-five percent (95%) leased Building.

4.2    The term (“Tenant’s Pro Rata Share”) means the ratio of the net rentable square feet of floor space of the Premises to the total net rentable square feet of floor space in the Building (88,393 square feet) and is agreed to be (1.34%).

4.3    Landlord shall provide to Tenant a statement of Tenant’s projected Pro Rata Share of Operating Expenses at the beginning of the second quarter of the calendar year, and Tenant shall pay the entire amount due and owing in twelve (12) equal monthly installments, or in pro-rata installments equal to the remaining months of the Term if less than a calendar year, which such monthly installment of Additional Rent shall in no event exceed $400.00. The first payment shall include the monthly installments from the previous months of the calendar year, together with the Base Rent payments, to the Landlord’s Address of Notice. In the event Tenant’s Pro Rata Share of the actual Operating Expenses for such calendar year shall exceed the aggregate of the projected

Operating Expenses installments actually collected by the Landlord from Tenant. Tenant shall pay to Landlord within thirty (30) days following Tenant’s receipt of a statement, the amount of such excess. However, if Tenant’s Pro Rata Share of the actual Operating Expenses for such calendar year is less than the aggregate of the projected Operating Expenses installments actually collected by Landlord from Tenant, Landlord shall rebate as reduced Additional Rent or Base Rent, to Tenant, the amount of the overpayment of the projected Operating Expenses installments on a pro rata basis for the balance of the calendar year or Lease. If the expiration or termination of this Lease occurs other than on the last day of a calendar year, the amount to be paid by Tenant or reimbursed to Tenant hereunder shall be a pro rata amount, paid or rebated monthly, based on the ratio of the number of days of the Term of this Lease in such last calendar year to 365 days. Upon thirty (30) days written notice, Landlord will provide Tenant with documentation, in reasonable detail, to verify Operating Expense information contained in the statement.

4.4    The obligation of Tenant for the payment of Base Rent and Additional Rent shall survive the termination of this Lease. Failure or delay of Landlord in connection with this paragraph shall not constitute a waiver or renunciation of its rights therein.

5.1    LATE CHARGES: Any rents or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall bear interest, at the annual rate of ten percentage points (10%) over the rate then being charged by Guaranty Bank and Trust Company to its most credit worthy customers on an unsecured basis for short term loans (the “Prime Rate”), until paid. Further, in the event any rents or other amounts owing hereunder are not paid within said five (5) day period after written notice, Landlord and Tenant agree that amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right, but not the obligation, to do, shall, if not repaid by Tenant within three (3) days of written notice by Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional one-time late charge for any such late payment in the amount of five percent (5%) of such payment.

6.1    OPERATING EXPENSES: For the purpose of this Lease, Operating Expenses shall mean the total amounts incurred or paid by Landlord in connection with the ownership, management, maintenance, repair, replacement and operation of the Building. Such expenses shall include, but shall not be limited to: janitorial and cleaning contracts; cleaning supplies and equipment; all management costs; heating and air conditioning; electricity (other than additional electricity supplied to and paid by individual tenants); maintenance or repair of the exterior and interior of the Building including the roof and parking surface; insurance premiums; landscaping services; leasing or amortization of capital improvements made to the Building after the date of the execution of this Lease that reduce the operating or energy expenses, improve life safety or security systems, or are required under any governmental law or regulation that was not applicable at the time the Building was constructed, such cost to be amortized over such reasonable period as determined at Landlord’s sole discretion, together with interest on the unamortized balance at a rate equal to twelve percent (12%) per annum at the time such capital improvement is put into service; and taxes. Taxes, for the purposes of this paragraph, shall mean: personal property taxes on property and equipment used in the operation and maintenance of the Building; all real estate taxes including state equalization factor, if any, payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, exclusive of penalties or discounts, on the property; any taxes which shall be levied in lieu of any such taxes on the gross rentals of the Building; any special assessments against the Property which shall be required to be paid during the calendar year in respect to which taxes are being determined; and the expense of contesting the amount or validity of any such taxes, charges, or assessments, including tax consultant fees, such expense to be applicable to the period of the item contested. In the event Building is not fully occupied during any particular Lease Year, Landlord may adjust those Operating Expenses which are affected by the occupancy rates for the particular Lease Year, or portion thereof, as the case may be, to reflect a ninety-five percent (95%) occupancy.

7.1    Security for Performance of Lease: Tenant, concurrently with the execution of this Lease shall deposit with Landlord and will keep on deposit at all times during the Term of this Lease, the sum of One Thousand One Hundred and Thirty dollars and Eighty-Three cents ($1,130.83), as security for the payment by Tenant of all rent and other amounts herein agreed to be paid and for the faithful performance of all the terms, conditions and covenants of this Lease. If at any time during the Term of this Lease, Tenant shall be in default in the performance of any provision of this Lease beyond applicable notice and cure periods, Landlord shall have the right to use said deposit, or so much thereof as necessary, in payment of any rent or other amounts in default as aforesaid, reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount, in cash, to restore said deposit to its original amount. Said deposit, or as much thereof as has not been utilized for such purposes, shall be promptly refunded to Tenant, or to whomever is then the holder of Tenant’s interest in this Lease, without interest, upon the expiration or earlier termination of this Lease. Landlord shall have the right to commingle said deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord’s interest in the Premises in the event such interest be sold and thereupon, provided such purchaser has assumed Landlord’s obligations under this Lease in writing, Landlord shall be discharged from further liability with respect to such deposit. If claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims.

8.1    CONDITION OF PREMISES: Except as otherwise set forth herein, Tenant has inspected the premises and accepts them in their present condition, except that Landlord warrants that all mechanical, plumbing, electrical and other systems in the building are in good working order at the commencement of this Lease.

9.1    USE OF PREMISES: The demised premises are leased for the purpose of general office, shipping and related uses and are not to be used for any other purpose without first having secured the written consent of the Landlord

10.1    PUBLIC REQUIREMENTS: Tenant shall comply with all laws, ordinances, governmental orders, and other public requirements, now and hereafter affecting the occupancy of the premises or the use thereof, and shall save and hold Landlord harmless from expense or damage resulting from failure to do so. Notwithstanding anything to the contrary herein, Tenant shall not be required to comply with or cause the Premises to comply with any laws, rules or regulations requiring the construction of alterations unless such compliance is necessitated solely due to Tenant’s particular use or occupancy of the Premises.

11.1    ASSIGNING AND SUBLEASING: Tenant shall not sublet the premises or any part thereof and Tenant shall not assign, transfer, pledge, mortgage or otherwise encumber this Lease, or any portion of the term thereof without the previous written consent in each instance of Landlord, and Tenant shall furnish to Landlord a copy of such proposed instrument; Landlord agreeing, not to unreasonably withhold consent to subletting or assignment for any legitimate business, not detrimental, in the Landlord’s reasonable opinion and subject to Landlord’s reasonable acceptance of prospective sub-tenant’s or assignee’s financial statements.

11.2    Upon receipt of Tenant’s written request for consent to assign or sublet, Landlord, at its sole option, may elect to terminate this Lease on the first day of the second calendar month next succeeding receipt of Tenant’s request for consent, which election, if exercised by Landlord, shall be by written notice to Tenant within twenty (20) days of receipt by Landlord of Tenant’s request for such consent. Provided, further, that Tenant shall have five (5) days from the date of its receipt of such written notice from Landlord to deliver a written revocation of such request for consent to Landlord, in which event Landlord’s right to cancel pursuant to the provisions of this sub-paragraph shall be deemed to have lapsed until the next such request. Notwithstanding anything to the contrary herein, so long as the provisions of this Lease remain in force, (i) Tenant may, without Landlord’s prior written consent and without constituting an assignment or sublease hereunder, sublet the

Premises or assign this Lease to (a) an entity controlling, controlled by or under common control with Tenant, (b) a successor entity related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Tenant’s assets located in the Premises and (ii) a sale or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting, or any other transfer of this Lease or the Premises.

12.1    SUBORDINATION: This Lease, at Landlord’s option, shall be subject and subordinate to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the premises are a part, or on or against the Landlord’s interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided, however, that Tenant’s rights hereunder shall not be disturbed. If any mortgagee shall elect to record this Lease prior to the lien of its mortgagor deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

Tenant covenants and agrees to execute and deliver upon demand, without charge therefore, such further reasonable instruments evidencing such subordination of this Lease to the lien of any such mortgages or deeds of trust as may be required by Landlord. In no event shall said subordination interfere in any way with Tenant’s rights to operate his business under the term of this lease. Notwithstanding anything to the contrary herein, (i) in the event of a sale or transfer of Landlord’s ownership in the Building, or Landlord’s finance or refinance of the Building, Landlord shall obtain form any lenders of ground lessors of the Premises a written agreement in form reasonably satisfactory to Tenant providing for recognition of Tenant’s interests under this Lease in the event of a foreclosure of the lender’s security interest or termination of a ground lease and (ii) the subordination of this Lease to a ground lease or instrument of security shall be conditioned upon Tenant’s receipt from any such ground lessors or lenders such a recognition agreement.

13.1    RECORDING OF LEASE: Tenant shall not record this Lease or any memorandum of this Lease.

14.1    INSURANCE: Tenant is required to carry under the terms of this Lease and shall furnish Landlord with copies of Certificate of Insurance evidencing the payment thereof. All policies of insurance required hereunder shall be written with companies satisfactory to the Landlord and authorized to do business in the State of Colorado.

14.2    During the Term of this Lease, Tenant shall keep the Premises insured for the protection of Landlord and Landlord’s assignees who shall be so named as additional insured in any such policies, by maintaining bodily injury and property damage insurance, including blanket contractual liability broad form property damage, completed operations products commercial general liability form. Such insurance shall be written on a combined single limit basis in an amount of not less than one million dollars ($1,000,000.00) and such higher limits as the Landlord may reasonably require from time to time. Tenant shall maintain at its sole cost and expense, any other form or forms of insurance in amounts and for such risks as Landlord may reasonably require from time to time including but not limited to, insurance for the full replacement cost of Tenant’s personal property and fixtures located on the Premises on an open perils basis insuring against “all risks of direct physical loss”. Workman’s Compensation Insurance as required by statute including employer’s liability insurance in the limits of one hundred thousand dollars / five hundred thousand dollars / one hundred thousand dollars ($100,000.00 / $500,000.00 / $100,000.00). All policies of insurance, except Workman’s Compensation Insurance and casualty on Tenant’s personal property and fixtures, required shall name Landlord as additional insured and Tenant as insured and provide that the proceeds of such insurance shall be payable to Landlord and Tenant, as their interests may appear. Tenant shall deliver to Landlord not more than thirty (30) days after execution of this Lease and thereafter at least ten (10) days prior to expiration of such policy, Certificates of Insurance evidencing the above coverage which shall expressly provide that at least thirty (30) days prior written notice shall be given to Landlord in the event of a reduction or cancellation of the coverage.

14.3    If Tenant shall at any time default in its obligation to maintain such insurance beyond applicable notice and cure periods, Landlord shall have the option, but shall not be required, to pay for such insurance and any amounts paid therefore by Landlord shall be deemed additional rent due Landlord and shall be paid by Tenant to Landlord within thirty (30) days after written notice to

Tenant that such payment is due, with interest thereon at the Prime Rate from the time that such insurance is obtained.

14.4    Tenant agrees to pay any increase in premiums of insurance carried by Landlord if, in the reasonable determination of Landlord, such increase is reasonably and directly related or caused by Tenant’s particular use of the Premises (as opposed to office tenants generally).

15.1    MAINTENANCE BY TENANT: Tenant agrees to keep the premises and appurtenances thereto including all glass and doors, including all Leasehold improvements made by Landlord or Tenant in good repair, free from filth, overloading, and danger of fire or any nuisance. Tenant shall pay for those failures or damages caused by its neglect or misuse. At the expiration or other termination of this Lease, Tenant shall return to the premises to Landlord in as good condition as when received by Tenant, except only for usual wear and use, damage by fire, or other casualty, condemnation, Hazardous Substances (other than those released or emitted by Tenant), and alterations or other interior improvements which it is permitted to surrender at the termination of the Lease. Except for the obligations which are Tenant’s responsibility pursuant to the preceding sentence, Landlord shall keep and maintain the Premises and the Building in good working order. In addition, Landlord will provide electricity, water, sewer, gas, elevator, janitorial, and HVAC service to the Premises at the same levels provided to similar office buildings in the area. Notwithstanding anything to the contrary herein, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors, (b) for which Landlord has a right of reimbursement from others, (c) to the structural portions of the Premises, (d) which could be treated as a “capital expenditure” under generally accepted accounting principles, (e) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Premises and the Building, and (f) to any portion of the Building outside of the demising walls of the Premises. Notwithstanding the foregoing, Tenant shall pay for its share of the repairs described in subsections (d) - (f) to the extent such costs are properly included in Operating Expenses.

16.1    ALTERATIONS AND ADDITIONS: Tenant shall not, without Landlord’s prior written consent, make structural additions, improvements or modifications to the premises. All changes made by Tenant shall be made at Tenants sole expense and shall be made in a good and workmanlike manner, and shall become part of the premises; provided, however, that at Landlord’s option, Landlord may require Tenant to remove any such alterations and repair any damage caused by such removal; provided, however, that Landlord shall have no right to require Tenant to remove any alterations unless it notifies Tenant at the time it consents to such alteration that it shall require such alteration to be removed. Tenant shall give Landlord prior written notice of any non-structural alterations, additions, improvements, or modifications to be made to the premises, which shall be subject to Landlord’s consent.

Notwithstanding anything to the contrary herein, (i) Tenant may construct non-structural alterations, additions and improvements (“Alterations”) in the Premises without Landlord’s prior approval, if the cost of any such project does not exceed Five Thousand Dollars ($5,000), (ii) Alterations and Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“Tenant’s Property’s”) shall at all times be and remain Tenant’s property and

(iii) except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant’s Property. If Tenant shall obtain written consent of Landlord to leave any personal property in the premises, then the full title to such personal property shall thereupon pass to Landlord.

17.1    LANDLORD’S RIGHT OF ENTRY: Landlord, or Landlord’s Agent, may enter upon the premises at reasonable business hours to examine the same and to do anything required of Landlord hereunder or which Landlord may deem necessary for the good of the premises. Notwithstanding the foregoing (i) Landlord and Landlord’s agents, except in the case of emergency, shall provide Tenant with one (1) business day notice prior to entry of the Premises and (ii) any entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary, and shall comply with Tenant’s reasonable security measures.

18.1    INTENTIONALLY OMITTED

19.1    LIABILITY: Tenant hereby releases Landlord from any liability for any damage done or occasioned by or from any plumbing, wiring, gas, water, steam , sprinkler system equipment or other pipes, or the bursting, leaking or running of any tank, washstand, water closet, waste pipe or other articles, in, above, upon or about the building or premises, or for damage occasioned from or by water, snow or ice being upon, above or about the the premises unless caused by the intentional acts or negligence of Landlord. Landlord hereby agrees that Tenant shall not be liable for any loss or damage to the premises resulting from a fire or other casualty, unless caused by the intentional acts or negligence of Tenant. Tenant agrees to save and hold Landlord harmless from any claim, damage, liability, or expense arising from any injury (including death) to persons or damage to property occurring in, on or about the leased premises, unless caused by the intentional acts or negligence of Landlord. Tenant shall maintain in effect throughout the term of this Lease, general public liability insurance covering the premises, and including the Landlord as an additional insured, with single limit coverage of not less that $1,000,000.00. All merchandise and property in or about the premises shall be at Tenant’s risk and Tenant does hereby now and forever release Landlord from any claims for damage thereto or any of same, unless caused by the intentional acts or negligence of Landlord. Notwithstanding anything to the contrary herein, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by all risk property insurance, without regard to the negligence or willful misconduct of the entity so released. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph.

20.1     INDEMNIFICATION AND WAIVER OF CERTAIN CLAIMS: Tenant hereby agrees to indemnity and hold harmless Landlord, its subsidiaries, Directors, Officers, Agents, Attorneys and Employees from and against any and all damage, loss, liability, or expense including, but not limited to, attorney’s fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss, or expense due to, but not limited to, bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by, or is in any way attributable to the negligence, willful misconduct or violation of law by Tenant, Tenant’s Associates or any contractors brought onto the Premises by Tenant or the breach of this Lease by Tenant. Tenant agrees that the obligations assumed herein shall survive this Lease. Notwithstanding anything to the contrary herein, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, Landlord’s violation of any law, order or regulation, or a breach of Landlord’s obligations or representations under this Lease.

20.2    Landlord shall not be liable for any damage or injury including business interruption, either proximate or remote, occurring through or caused by the carelessness, negligence or improper conduct on the part of any co-tenant, or for any damage to person or property resulting from any condition of the Premises or other cause including, but not limited to damage occasioned by defective electric wiring, breaking or stoppage of plumbing or sewer, whether said breakage or stoppage resulted from freezing or otherwise. Tenant shall give Landlord prompt notice of any defects in the Premises known to Tenant. Notwithstanding anything to the contrary herein, (i) if the Premises should become not reasonably suitable for Tenant’s use as a consequence of cessation of utilities or other services, interference with access to the Premises, legal restrictions or the presence of any Hazardous Material which does not result from Tenant’s release or emission of such Hazardous Material, and in any of the foregoing cases the interference with Tenant’s use of the Premises persists for fifteen (15) days, then Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant’s use of the Premises occasioned thereby and (ii) if the interference persists for more than one hundred twenty (120) days, Tenant shall have the right to terminate this Lease.

21.1    DAMAGE BY CASUALTY: If, during the term hereof, the premises or any building of which the premises are a part, shall suffer damage by fire, explosion, providential means, or any other casualty, to the extent that the premises or building cannot reasonably be repaired within ninety days after date of such damage, or to such an extent that under the existing laws, orders, ordinances or other public requirements the same cannot be repaired to substantially the same form and with substantially the same materials as before such damage, then the term hereby created shall terminate as of the date of such damage and rent shall cease as of the date of such damage, with proportionate refund of any prepayment, on condition Tenant forthwith surrenders the premises to Landlord. If this Lease is not so terminated, then Landlord shall repair the premises as soon as practicable with due diligence, placing the same in as good condition as they were just before such damage, and rent shall abate pro rata and in proportion to untenability of the premises from the time of such damage until restoration of the premises by Landlord. It is further agreed that the period for reconstruction shall be extended for such time during which strikes, riots, civil commotion, governmental intervention, acts of God, or any other contingency beyond Landlord’s control, shall delay the construction. In case of such damage, whether this Lease is thereby terminated or not, Tenant shall remove all of the rubbish and debris of Tenant’s property within thirty (30) days after written request by Landlord, and if this Lease is not thereby terminated, Tenant shall not do anything to hinder or delay Landlord’s work of repair, and will cooperate with Landlord in such work. Landlord shall not be liable for inconvenience to Tenant by making repairs to any part of the premises or building, nor for the restoration of any improvements made by Tenant, nor for the restoration of any property of Tenant. Notwithstanding anything to the contrary herein, (i) if the Premises are damaged by any peril and Landlord does not terminate this Lease, then Tenant shall have the option to terminate this Lease if the Premises cannot be, or are not in fact, fully restored by Landlord to their prior condition within ninety (90) days after the damage, and (ii) whenever rent is to be abated under this Lease, all rent and additional rent shall be equitably abated based upon the extent to which Tenant’s use of the Premises is diminished.

22.1    DEFAULT: If there be default in payment of any rent or in any other of Tenant’s obligations hereunder, and if such default or condition shall continue for three business (3) days after Tenant’s receipt of written notice from Landlord to Tenant to make good such default or correct such condition, Landlord may at Landlord’s option, at any time thereafter while such default or condition continues, without further notice or demand, with due process of law, declare this Lease terminated and enter upon and repossess the premises free of this Lease; or Landlord may, at Landlord’s option, enter upon and repossess the premises as aforesaid or receive the keys thereto, Tenant hereby acknowledging that the Landlord has received same as agent of the Tenant and is authorized to relet the premises for the balance of the term of this Lease, for a shorter or longer term, at such rental as Landlord reasonably deems fit, and may receive the rents, therefore, applying the same, first to the payment of the expense of such reletting and second to the payment of rent due or to become due by this Lease, Tenant remaining liable for and agreeing hereby to pay Landlord any deficiency.

Provided, however, if any such default be other than for non-payment of money, Tenant shall have 20 days after receipt of written notice from Landlord to cure such default. If any proceedings under the present or any other Bankruptcy Act be instituted by or against Tenant, or if a receiver or trustee be appointed for or ordered to dispose of Tenant’s business or property, or if Tenant makes any assignment or conveyance for benefit of creditors, the same shall constitute a breach of this Lease, and Landlord shall forthwith on such breach be entitled to collect damages therefor as provided by law, and Landlord shall have the right of termination, entry and repossession as above in this Paragraph set forth; provided, however, that Tenant shall not be in default of this Lease solely as a consequence of the filing of an involuntary bankruptcy petition, the appointment of a receiver, the attachment of any interest in this Lease or of Tenant’s other assets or the exercise by any third party of any other remedy with respect to Tenant, Tenant’s interest in the Lease or Tenant’s other assets, unless the petition, receiver, attachment or other remedy is not discharged within sixty (60) days. Notwithstanding anything to the contrary herein, (i) Landlord shall use its best efforts to mitigate any damages resulting from any default by Tenant, and Tenant shall not in any event be liable for any damages reasonably mitigable by Landlord and (ii) Landlord waives any right of distraint, distress for rent or landlord’s lien that may arise at law.

23.1    WAIVER: A waiver by Landlord of any default or breach hereunder shall not be construed to be a continuing waiver of such default or breach, nor as a waiver of permission, express or implied, of any other or subsequent default or breach.

24.1    NOTICES: Any notice required or permitted hereunder or which any party elects to give shall be in writing and delivered either personally to the other party or the other party’s authorized agent set forth below (or as changed by written notice), or by depositing such notice in the United States Certified Mail, Return Receipt Requested, postage fully prepaid, to the person at the address set forth below, or to such other address as wither party may later designate in writing:

Landlord:	Merham Partners, LLC 1602 South Parker Road, Suite 200 Denver, CO 80231

	Prior to the Commencement Date		After the Commencement Date
Tenant:	AlphaSmart, Inc.		AlphaSmart, Inc.

	Attn:	Linda Sharp, Vice President of Training	Attn:	Linda Sharp, Vice President of Training
		973 University Avenue		6565 South Dayton Street
		Los Gatos, CA 95032		Englewood, Colorado 80111

Notice so mailed shall be deemed duly given within three (3) business days after mailing, postage prepaid, addressed as above indicated.

25.1    CONDEMNATION: If the premises or any part thereof or the parking area adjacent thereto is condemned for a public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement in connection with such public or quasi-public use or if there is a substantial deprivation of reasonable access to or from the premises, whether access is limited or interfered with, or the street adjacent to the premises is permanently altered, diverted, or rerouted (all of the foregoing events being referred to as “taking”), the rights of the parties shall be governed by this Paragraph. If the entire premises are taken, this Lease shall terminate on the date title shall vest in the condemnor, or an order of possession is entered, whichever occurs first, Tenant’s obligations to pay rent shall continue to said date, and Landlord shall refund to Tenant prepaid rental, if any, and other sums said hereunder for a period beyond said date. If less than the entire premises are taken, but the nature of the taking is such that in Tenant’s reasonable judgment the premises will no longer be suitable for the conduct of Tenant’s business thereon, Tenant may terminate this Lease by so notifying Landlord at least thirty (30) days before the termination date set forth in Tenant’s notice. If this Lease is terminated, Landlord shall be entitled to all compensation awarded by the condemnor whether for the fee or the leasehold, provided that Tenant may make a separate claim in its own right for removing and relocating its trade fixtures and for loss of profits or damage to the Tenant’s business. If this Lease is not terminated, Landlord shall restore any improvements on the part of the premises not taken, but shall not be obligated to spend more for restoration than the amount awarded Landlord by the condemnor, and the rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after the taking bears to the value of the entire premises immediately before the date of the taking. Tenant may make its separate claim from the condemnor hereunder.

26.1    HOLDING OVER: Any holding over after the expiration of the term of this Lease by Tenant shall be deemed to be a tenancy from month to month and except for the term thereof shall be on the same terms and conditions specified herein; however, the monthly base rent shall increase by 125%.

27.1    SUCCESSORS: All of the terms, covenants and conditions of this Lease shall apply and inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise provided herein.

28.1    QUIET POSSESSION: Landlord covenants with Tenant that said Tenant, on paying the rent here required to be paid and performing the covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the premises during the term of this Lease.

29.1    DEFINITION OF LANDLORD: The term Landlord, as used in this Lease, so far as covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of the Landlord’s interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest, the Landlord herein named (and in case of any subsequent transfer, the transferee) shall be automatically freed and relieved, after the date of such transfer, of all liability as respects the performance of any covenants or agreements on the part of the Landlord contained in this Lease, thereafter to be performed; provided that any such transferee or successor Landlord assumes in writing Landlord’s obligations under this Lease.

30.1    EXCULPATION: Not withstanding anything to the contrary contained herein, Landlord’s liability under this Lease shall be limited in amount strictly to the value of its interest in the Building.

31.1    BROKERS: Colliers Bennett & Kahnweiler, Inc. and Fairbairn Commercial shall hereinafter be referred to as (the “Broker of Record”).

31.2    As part of the consideration for the granting of this Lease, each party represents and warrants to the other that no broker or agent negotiated or was instrumental in the negotiation or consummation of this Lease except the Broker of Record, and each party agrees to indemnify the other against any loss, expense, cost or liability incurred by such indemnified party as a result of a claim by any broker or finder claiming through such indemnifying party.

32.1    LEASE CONSTITUTES ENTIRE CONTRACT: Each party to this Lease acknowledges that this Lease constitutes all of the agreements between the parties hereto, and that no representations, warranties, or other covenants are included except as set forth herein.

33.1    ENFORCEMENT OF LEASE-ATTORNEY’S FEES: Except as otherwise provided below, all disputes arising under this Lease shall be resolved by arbitration in the City and County of Denver, and judgement upon the award rendered may be entered in any court having jurisdiction thereof. Except as provided herein, the arbitration shall proceed in accordance with the laws of the State of Colorado: (a) Either party may request arbitration of any dispute by serving written demand for arbitration on the other party by registered or certified mail. The demand shall set forth a statement of the nature of the dispute, an estimate of the amount involved, if such an estimate is then feasible and a brief description of the remedies sought. No later than twenty (20) calendar days after a demand for arbitration is served, the parties shall jointly select and appoint a retired judge of the District Court of the City and County of Denver, or another person acceptable to both parties, to act as the arbitrator. If the parties do not agree on the selection of an arbitrator, the party seeking the arbitration shall apply to the District Court of the City and County of Denver for the appointment of an arbitrator. No later than ten (10) calendar days after the appointment of an arbitrator, the parties shall jointly prepare and submit to the arbitrator a set of rules for the arbitration. If the parties cannot agree on the rules for the arbitration, the arbitrator shall adopt the rules of the American Arbitration Association then in effect no later than ten (10) calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing shall commence no later than one hundred twenty (120) days after the arbitrator is appointed and shall continue from day to day until completed. The arbitrator shall issue his award no later than twenty (20) calendar days after the conclusion of the hearing. The arbitration shall be final and binding regardless of whether on of the parties fails or refuses to participate in the arbitration. The arbitrator is empowered to heart and determine all disputes between Landlord and Tenant, as well as any guarantor under this Lease, if applicable, concerning the subject matter of this Lease. Without limiting the generality of the foregoing, the arbitrator may award actual monetary damages, injunctive relief, and costs. Further, the arbitrator shall, as part of the arbitration decree, award to the substantially prevailing party all reasonable costs and expenses, including reasonable attorneys fees, expended or incurred by the substantially prevailing party in connection with the dispute giving rise to the arbitration proceeding; (b) if either party serves a proper demand for arbitration under this agreement, both parties may pursue discovery under the Colorado Rules of Civil Procedure, the provisions of which are incorporated herein by reference, with the following exceptions: (i) any party may conduct all discovery, including depositions for discovery purposes, with leave of the arbitrator; and (ii) all discovery shall be completed no later than the Commencement Date of the arbitration hearing or one hundred twenty (120) calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause, the arbitrator extends or shortens that period; (c) the arbitrator shall not have the power to amend this Lease in any respect; (d) Notwithstanding any provision to the contrary contained herein, the foregoing arbitration shall not apply to any forcible entry and detainer action or any other actions or proceedings to determine the party entitled to possession and occupancy of the Premises or any other portion of the Real Property, all of which actions shall be brought by appropriate action before a court with jurisdiction over same, nor shall same apply to any right of Landlord to recover possession of the Premises by means of self-help or other non-judicial remedy authorized by law upon the occurrence of an event of default under this Lease.

33.2    In the event that either Landlord or Tenant commences any action, aside from arbitration, for the enforcement of or arising out of a breach of the terms of this Lease, the then substantially prevailing party in such action shall be awarded, in addition to any other award made thereof, an amount to be fixed by the Court for court costs and reasonable attorney’s fees.

33.3    Landlord and Tenant hereby waive (to the extent allowed by law) any and all rights to a trial by jury in lawsuits brought to enforce any provision of this Lease.

34.1    ENVIRONMENTAL: To the best knowledge of Landlord, (a) no Hazardous Substance (as defined in the Rules or Regulations) is present in the Building or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present in the Building, and (c) no action, proceeding or claim is pending or threatened regarding the Building concerning any Hazardous Substance or pursuant to any environmental law. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Substance present at any time on or about the Building, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Substance, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Substance by Tenant or its agents or employees in violation of applicable environmental laws. This section and Section 21 of the Rules and Regulations attached to this Lease constitute the entire agreement of Landlord and Tenant regarding Hazardous Substances. No other provision of this Lease shall be deemed to apply thereto.

35.1    APPROVALS: Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

36.1    RULES AND REGULATIONS: Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Building, does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights and does not materially increase the obligations or decrease the rights of Tenant under this Lease.

37.1    SIGNAGE: At Landlord’s expense, Tenant shall be entitled to have its named listed In all Building directories, and Tenant shall be entitled to appropriate suite signage and/or elevator lobby signage identifying Tenant’s name.

38.1    PARKING: Tenant shall be entitled to the non-exclusive use of two (2) spaces in the parking lot adjacent to the Building at no additional cost to Tenant. Landlord shall not oversubscribe parking for the Building.

39.1    LANDLORD’S WORK: Landlord shall perform the work described in Exhibit C attached hereto (the “Tenant Improvements”) at its sole cost and expense promptly upon the execution of this Lease. Such Tenant Improvements shall be constructed by Landlord in accordance with all laws, rules, regulations, codes, ordinances and statutes of any governmental authority or quasi-governmental authority and in a good and workmanlike manner using materials of new and otherwise good quality.

40.1 EXHIBITS:

Exhibit A—Legal Description, Building and Premises

Exhibit B—Rules and Regulations

Exhibit C—Tenant Improvements

In witness whereof, the Parties hereto execute this Lease the day and year first above written.

LANDLORD: Merham Partners, LLC

/s/    MICHAEL RIPES

By: Michael Ripes

Title: Asset Manager

TENANT: AlphaSmart, Inc.

/s/    LINDA SHARP

By: Linda Sharp

Title: Vice President of Training

EXHIBIT A

LEGAL DESCRIPTION, BUILDING AND PREMISES

A Portion of Tract A and Tract C, DAYTON PLAZA situated in the Southwest quarter of Section 22, Township 5, Range 67 West of the 8th principal Meridian, Arapahoe County, State of Colorado.

A Portion of Tract C, DAYTON PLAZA situated in the Southwest quarter of Section 22, Township 5 South, Range 67 West of the 6th Principal Meridian, Arapahoe County, State of Colorado.

A Portion of Tract C, DAYTON PLAZA situated in the Southwest quarter of Section 22, Township 6 South, Range 67 West of the 6th Principal Meridian, Arapahoe County, State of Colorado.

Lot 4, Block 1, B.H.W. Subdivision, County of Arapahoe, State of Colorado.

Suite 1650

6535 South Dayton Street

Englewood, Colorado

[MAP—SUITE 1650]

EXHIBIT B

RULES AND REGULATIONS

It is further agreed that the following Rules and Regulations shall be and are hereby made a part of this Lease and Tenant agrees that Tenant and it’s agents, servants, employees, invitees, licensees, visitors and/or any other persons entering the Building under the express or implied invitation of Tenant or any others permitted by Tenant to occupy or enter the Building and Premises, collectively referred to herein as Tenant’s Associates, will at all times abide by said Rules and Regulations, to wit:

1. Landlord reserves the right to refuse admittance to the Building at any time other than between the hours of 7:00 a.m. to 7:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m., Saturday, to any person not producing both a key to the Leased Premises and/or a pass issued by Landlord. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

2. For the purpose of providing utilities and services, the Building hours of operation are from 7:00 a.m. to 7:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m., Saturday, except legal holidays.

3. Landlord will furnish to each Tenant two (2) keys to each entry door lock to the Premises and the toilet rooms, if locked by Landlord and two (2) Building keys. Tenant and Tenant’s Associates shall not have any duplicate keys made. Landlord may make a reasonable charge for any additional keys and/or access cards requested by Tenant. Tenant shall not alter any lock and no locksmith services may be performed or new or additional locks or bolts installed on any door, without the prior written consent of Landlord. If a lock alteration or installment is made, the new lock must accept the master key for the Building or Tenant must provide Landlord with duplicate pass keys for all such locks and bolts. Tenant, upon the expiration or termination of its Lease, shall deliver to Landlord all keys and access cards in Tenant’s possession, for all locks and bolts to the Building and Premises.

4. Tenant shall insure that all entry doors of the Premises are closed and locked and observe strict care and caution that all water faucets and apparatus are entirely shut off before Tenant or Tenant’s Associates leave the Building. All electricity shall likewise be shut off. All expenses, damages or injuries resulting from the violation of this rule shall be born by the Tenant who, or whose Tenant’s Associates are found to be negligent under this rule.

5. The sidewalks, entries, corridors, stairways, and elevators of the Building and/or Common Areas shall be kept clear of debris and trash and not be obstructed by Tenant or Tenant’s Associates, or used for storage or any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access may be obtained only via the elevators, if applicable, in the lobby of the Building. No furniture shall be placed in, on, or about the exterior or common areas of the Building or in any lobby or corridor or used for storage or as a waiting or lounging place by Tenant or Tenant’s Associates, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted items, without notice to Tenant, at the expense of Tenant.

6. The landscaped grounds and common areas adjacent to the Building shall be used for the enjoyment of Tenant and Tenant’s Associates without restriction, so long as such parties conduct themselves in a manner so as not to disturb, destroy, or litter said grounds and common areas. All parties using the grounds and common areas shall comply with all laws and ordinances of federal, state and local authorities and these Rules and Regulations.

7. Furniture, equipment, or supplies will be moved in or out of the Building only upon the elevator, if applicable, designated by Landlord, and then only during such hours and in such manner as may be prescribed by Landlord. The Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause said movers to use only the loading facilities and elevator, if applicable, designated by Landlord. All damage done to the Building or it’s equipment by Tenant or it’s jobbers during the delivery or removal of such items, or by reason of their presence in the Building, shall be paid for upon demand, to the Landlord, by the Tenant, through or under whom the damage was done. There shall not be used in any space or in the common halls of the Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any handtrucks, except those equipped with rubber tires.

8. No safe or article, the weight of which may in the opinion of Landlord, constitute a hazard or damage to the Building or it’s equipment, shall be moved into the Premises. Safes or other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord shall have the right to designate the location of such articles in the Premises.

9. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of hazard or liability insurance on the Building or on personal property kept therein, constitute a nuisance or waste, obstruct or interfere with the rights of other tenants or in any way injure or annoy other tenants, or conflict with the laws relating to fire safety or with any regulations of the fire department, fire insurance underwriters or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the department of health in the jurisdiction where the Building is located.

10. Tenant shall not use any portion of the Premises for the storage of merchandise for sale to the general public, or for the selling or display of any goods, items or merchandise, either at wholesale or retail.

11. Canvassing, soliciting, peddling, distribution of hand bills or other written material in or about the Building and Common Areas is prohibited. Tenant shall cooperate with Landlord in prevention and elimination of same.

12. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant’s furniture or equipment by the janitor or any of the janitor’s staff, or by any other person or persons whomsoever. The janitor of the Building may at all times keep a passkey and other agents of Landlord shall at all time be allowed admittance to the Premises. No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness of the Leases Premises. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office waste paper baskets, it will be the responsibility of tenant, at Tenant’s expense, to dispose of same. No trash may be placed in the common areas of the Building.

13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for those for which they were constructed or intended. No clogging objects or damaging substances and no sweepings, rubbish, chemicals or other inappropriate or unsuitable substances or objects shall be thrown, placed or disposed of therein. Water shall not be wasted by tying or wedging the faucets in any other manner. All costs of any flooding damages, breakage or stoppage resulting from the violation of this rule shall be born by the Tenant who, or who’s Tenant’s Associates are found to be negligent under this rule.

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14. Tenant and Tenant’s Associates shall not disturb other tenants of the Building, Premises or adjoining buildings by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises. Tenant shall not permit the operation of any musical or sound producing instruments or devices which may be heard outside the Premises, Building or parking facility, or which may emit electrical waves which will impair radio or television broadcast or reception from or into the Building.

15. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut or drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building. Any defacement, damage or injury caused by Tenant or Tenant’s Associates, shall be paid for by Tenant.

16. No sign, advertisement, or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord in writing, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with names of tenants, not to exceed one (1) name per one thousand (1,000) rentable square feet of space contained in the respective premises, will be provided by Landlord. Any revision in the directory will be made by Landlord at Tenant’s expense within a reasonable time after notice from Tenant, in writing, of the specifications of the revision. Landlord shall have the right to remove all non-permitted signs, without notice to Tenant, at the expense of Tenant.

17. Tenant shall not allow anything to be placed on the outside of the Building nor shall anything be thrown by Tenant or Tenant’s Associates out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

18. No window shades, blinds, screens, draperies, or other window coverings will be attached or detached by Tenant without Landlord’s prior written consent. Tenant agrees to abide by Landlord’s Rules and Regulations, with respect to maintaining uniform curtains, draperies, and linings or blinds at all windows and hallways. The walls, partitions, skylight, windows, doors and transoms that reflect or admit light into passageways or into any other part of the Building shall not be covered or obstructed by Tenant.

19. Tenant and Tenant’s Associates shall not go upon the roof of the Building, install any radio or television antennae or any other device or item on the roof, exterior walls, windows or window sills of the Building, place objects against glass partitions, doors or windows which would be unsightly from the interior or exterior of the Building.

20. No signaling, telegraphic, or telephonic instruments or devices, or other wires, instruments or devices, other than phone outlets normally provided by Landlord as part of the Lease, shall be installed in connection with any Premises without the prior written approval of Landlord. If Tenant desires telegraphic, telephonic or other electrical connections, Landlord or it’s agents will direct the electricians as to where and how wiring may be introduced, without such directions, no boring or cutting of wires will be permitted. Such installations, and the boring or cutting for wires,

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shall be made at the sole cost and expense of Tenant and under the control and direction of Landlord. Landlord retains in all cases the right to require (a) installation and use of such electrical protection devices that prevent the transmission of excessive currents of electricity into or through the Building, (b) the changing of wires and of their installation and arrangements underground or otherwise as Landlord may direct, and (c) compliance on the part of all using or seeking access to such wires with such Rules and Regulations as Landlord may establish relating thereto. All such wires used by Tenant must be clearly tagged at the distribution boards, chases and junction boxes and elsewhere in the Building as directed by Landlord, with the suite number of the Premises to which said wires lead, the purpose for which said wires are used, and the name of the company operating same. Tenant shall pay all engineering, consulting and design costs incurred by Landlord, attributable to Tenant’s requested alterations and shall pay to obtain all necessary governmental permits and certificates required for any alterations to which Landlord has consented and shall cause all such alterations to be completed in compliance therewith and with all applicable requirements of Landlord’s insurance carrier. Landlords consent to or approval of any alterations shall create no responsibility on the part of the Landlord for their design, sufficiency or compliance with any laws, rule or regulations of governmental agencies or authorities.

21. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises. Tenant shall not store or use oil, gas and inflammable or explosive liquids, gases or substances for heating, lighting, or any other purpose expressly prohibited. Explosives, articles or substances deemed hazardous or offensively odoriferous, shall not be brought into the Building. The term (“Hazardous Substances”) shall mean: (a) Hazardous Substances as defined in the ‘Comprehensive Environmental Response, Compensation and Liability Act’, as from time to time amended, (b) or, “PCBs” as defined in 40 C.F.R. 761, et. seq. and ‘TCDD’ as defined in 40 C.F.R. 775, et. seq., or, in either case, analogous regulations promulgated under the ‘Toxic Substances Control Act’, from time to time amended, (c) ’asbestos’ as defined in ‘29 C.F.R. 1910,1001’, et. seq., or analogous regulations promulgated under the ‘Occupational Health and Safety Act of 1970’, as from time to time amended, (d) oil and petroleum based products; (e) ’hazardous wastes’ as defined in ‘Resource Conservation and Recovery Act’, as from time to time amended; and (f) any other substances identified as hazardous or toxic or otherwise regulated under any of said statutes or regulations or under any other federal, state or local laws or regulations. Tenant covenants with Landlord to generate and store hazardous substances (as defined ‘above) at the Premises only in amounts as are incident to and necessary for the normal operation of Tenant’s business as permitted by this Lease, to comply with all obligations imposed by applicable law upon the generation, storage and disposal of hazardous substances, to prohibit any generation, storage or disposal of hazardous substances by Tenant or Tenant’s Associates at the Premises except as permitted above, to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the generation, storage or disposal by Tenant of hazardous substances, to notify Landlord of any spills or accidents involving a hazardous substance and to permit reasonable entry onto the Premises by Landlord for verification of Tenant’s compliance with this covenant. Tenant also agrees to indemnity and defend Landlord with legal counsel (reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, clean-up expenses, third party claims and environmental impairment expenses and reasonable attorneys’ fees and expenses), incurred by Landlord in connection with Tenant’s generation, storage or disposal of hazardous substances. This indemnification by Tenant shall survive termination or expiration of this Lease.

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22. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays or Legal Holidays, or outside of regular working hours, Tenant shall pay for the extra cost thereof.

23. During the entire Term of this Lease, Tenant shall, at Tenant’s expense, install and maintain under each and every caster chair, a chair pad to protect the carpeting.

24. Smoking is not permitted in the Building, at its entrances, doorways or grounds except in areas designated by Landlord, if any.

25. No cooking shall be done or permitted by Tenant on Premises, except that the use by any Tenant of Underwriter’s Laboratory approved equipment, for brewing coffee, tea and similar beverages for the use of by Tenant and of similarly approved microwave ovens shall be permitted, provided that such cooking produces no offensive odrs, in the sole determination of the Landlord.

26. Premises shall not be used for lodging or for any improper, objectionable or immoral purpose.

27. No animals shall be allowed in the Building, Premises or Buildings common areas.

28. Should Premises or Building become infested with vermin, as a result of Tenant’s activities, Tenant, at its sole cost and expense, shall cause the Premises and/or Building to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators as shall be approved by Landlord.

29. Tenant shall at all times comply with all Building security and life safety procedures as may from time to time be implemented by Landlord.

30. In Premises’ containing HVAC closets, as may be indicated on Exhibit A, said closets shall be kept empty of Tenant’s personal property and of any and all items whatsoever. Tenant agrees to cooperate fully to this end and in so doing shall; (a) agree that an easement is created on the Premises for the purpose of HVAC maintenance access to, in and around said HVAC closets, (b) and, assent to Landlords right to lock said HVAC closets to the exclusion of Tenant.

31. Bicycles motorcycles or other vehicles shall not be permitted in the Building, Premises or Building elevators and common areas, nor shall an obstruction of sidewalks or entrances of the Building be permitted. Bicycles motorcycles or vehicles other than automobiles shall be permitted to park only in areas designated by Landlord.

32. Parking is provided for the non-exclusive use of tenants. Parking is not allowed in covered parking areas or any areas specifically designated or leased for the exclusive use of others. Only passenger vehicles are allowed in or on Building’s parking areas. No trucks or equipment are allowed to park. No overnight or extended parking is allowed without the written permission of the Landlord. Tenant agrees not to overburden the parking facilities and agrees that Landlord in it’s sole discretion shall determine whether parking facilities are becoming overburdened and, in such event, reserves the right to allocate specific parking spaces among tenants or to take any other steps necessary to correct such condition. Landlord reserves the right to police the parking areas and have vehicles towed at their owner’s expense. Landlord shall be entitled to charge the portion of the costs associated with reconfiguring the Building’s parking areas to any tenant or tenants which Landlord shall reasonably determine to be overburdening the Building’s parking areas, by failure of tenant and to use the parking in compliance with the Lease and these Rules and Regulations. Landlord may, at it’s discretion, change the location and nature of the reserved and non-reserved parking spaces available to tenants.

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33. Tenant shall give Landlord prompt notice of all accidents to, or defects in, HVAC equipment, plumbing, electrical facilities, or any part or appurtenances of the Building or Premises, or common areas.

34. Except with respect to Rule 21, Landlord reserves the right to make reasonable amendments, modifications, additions and deletions to the Rules and Regulations heretofore set forth, and to make additional reasonable Rules and Regulations, as in Landlord’s sole judgment may from time to time be needed for the safety, care, cleanliness, and the preservation of good order of the Building Premises and Common Areas. Tenant agrees to comply with all such Rules and Regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any Rules and Regulations herein set forth or any amendments modifications, or additions thereto, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant.

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EXHIBIT C

TENANT IMPROVEMENTS

Landlord_ shall:

1.    Remove the walls as illustrated on the attached plan and patch the carpet and patch and/or paint the adjacent affected walls and ceiling where necessary in a manner consistent with the remainder of the Premises. See attached.